                                                                     Exhibit (X)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          DISCOVER CARD MASTER TRUST I
                         Series 2000-A Monthly Statement

Distribution Date: February 15, 2002             Month Ending: January 31, 2002

Pursuant to the Series Supplement dated as of May 22, 2000 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above. Series 2000-A Certificates were issued only to qualified institutional buyers and are not publicly available.

1.  Payments for the benefit of investors in Extended Certificates and Maturity Certificates in Series 2000-A on this Distribution
    ------------------------------------------------------------------------------------------------------------------------------
    Date (per $1000 of Subclass Initial Investor Interest)
    ------------------------------------------------------

                                                                Extended           Maturity           Extended          Maturity
                                                               Certificate        Certificate        Certificate       Certificate
    Series 2000-A                               Total           Interest           Interest           Principal         Principal
                                                -----           --------           --------           ---------         ---------
            Subclass Investor Interest          $0.00             $0.00              $0.00              $0.00             $0.00

2.  Principal Receivables at the end of January, 2002
    -------------------------------------------------
    (a)  Aggregate Investor Interest                                                                    $29,623,631,597.74

         Seller Interest                                                                                 $5,049,819,445.89

         Total Master Trust                                                                             $34,673,451,043.63

    (b)  Group One Investor Interest                                                                    $29,623,631,597.74

    (c)  Series 2000-A Investor Interest                                                                 $4,000,000,000.00

    (d)  Series 2000-A Aggregate Discount Certificate Subclass Investor Interests                        $4,000,000,000.00

    (e)  Series 2000-A Aggregate Extended Certificate Subclass Investor Interests                                     0.00

    (f)  Series 2000-A Aggregate Maturity Certificate Subclass  Investor Interests                                    0.00

3.  Allocation of Receivables Collected During January, 2002
    --------------------------------------------------------
                                                                                                            Yield Collections /
                                                    Finance Charge Collections     Principal Collections       Additional Funds
                                                    --------------------------     ---------------------       ----------------
    (a)  Allocation of Collections between Investors and Seller

         Aggregate Investor Allocation                          $431,871,503.51          $5,050,702,196.15                $0.00

         Seller Allocation                                       $81,155,177.85            $949,103,218.70                $0.00

    (b)  Group One Allocation                                   $431,871,503.51          $5,050,702,196.15                $0.00

    (c)  Series 2000-A Allocation                                $57,184,006.00            $668,762,310.77                $0.00

    (d)  Monthly Principal Payment Rate (Principal Collections as a monthly percentage of
         Master Trust Principal Receivables at the beginning of January, 2002)                                           16.72%

    (e)  Principal Collections as a monthly percentage of Master Trust Receivables at
         the beginning of January, 2002                                                                                  16.49%

    (f)  Finance Charge Collections as a monthly percentage of Master Trust Receivables
         at the beginning of January, 2002                                                                                1.41%

    (g)  Total Collections as a monthly percentage of Master Trust Receivables at the
         beginning of January, 2002                                                                                      17.90%

4.  Information Concerning the Series Principal Funding Account ("SPFA")
    --------------------------------------------------------------------

                             Deposits into the SPFA          Deficit Amount on this           SPFA           Investment
                            on this Distribution Date          Distribution Date             Balance           Income
                            -------------------------          -----------------             -------           ------
      Series 2000-A                   $0.00                          $0.00                    $0.00             $0.00

5.  Information Concerning Amount of Controlled Liquidation Payments
    ----------------------------------------------------------------

                               Amount Paid on this             Deficit Amount on this             Total Payments through this
                                Distribution Date                Distribution Date                     Distribution Date
                                -----------------                -----------------                     -----------------
      Series 2000-A                   $0.00                             $0.00                                 $0.00

6.  Information Concerning the Series Interest Funding Account ("SIFA")
    -------------------------------------------------------------------

                                                           Deposits into the SIFA           SIFA Balance at the end of
                                                          on this Distribution Date               January, 2002
                                                          -------------------------               -------------
      Series 2000-A                                             $6,696,408.10                    $108,727,798.50

7.  Information Concerning the Proceeds Account
    -------------------------------------------

                                                              Deposits into the Proceeds
                                                           Account on this Distribution Date          Proceeds Account
                                                            (other than Issuance Proceeds)                Balance
                                                            ------------------------------                -------
      Series 2000-A                                                     $0.00                              $0.00

8.  Investor Charged-Off Amount
    ---------------------------

                                                                                             Cumulative Investor
                                                                   January,  2002            Charged-Off Amount
                                                                   --------------            ------------------
    (a)  Group One                                                $187,644,297.34                        $0.00

    (b)  Series 2000-A                                             $24,845,938.05                        $0.00

    (c)  As an annualized percentage of
         Principal Receivables at the
         beginning of January, 2002                                         7.45%                          N/A

9.   Investor Losses for January,  2002                                                             Per $1,000 of Initial
     ----------------------------------                                           Total            Series Investor Interest
                                                                                  -----            ------------------------
     (a)  Group One                                                                    $0.00                      $0.00

     (b)  Series 2000-A                                                                $0.00                      $0.00

10.  Reimbursement of Investor Losses for January, 2002                                             Per $1,000 of Initial
     --------------------------------------------------                           Total            Series Investor Interest
                                                                                  -----            ------------------------
     (a)  Group One                                                                   $0.00                      $0.00

     (b)  Series 2000-A                                                               $0.00                      $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses as of the end of January, 2002
     -------------------------------------------------------------------------------

                                                                                                    Per $1,000 of Initial
                                                                                  Total            Series Investor Interest
                                                                                  -----            ------------------------
     (a)  Group One                                                                   $0.00                      $0.00

     (b)  Series 2000-A                                                               $0.00                      $0.00

12.  Investor Monthly Servicing Fee payable on this Distribution Date
     ----------------------------------------------------------------
     (a)  Group One                                                                                     $50,348,948.92

     (b)  Series 2000-A                                                                                  $6,666,666.67

13.  Total Available Credit Enhancement Amounts
     ------------------------------------------
                                                                                                        Class A Amount
                                                                                                        --------------

     (a)  Maximum Amount on this Distribution Date                                                     $320,000,000.00

     (b)  Available Amount on this Distribution Date                                                   $320,000,000.00

     (c)  Amount of unreimbursed Drawings on Credit
          Enhancement on this Distribution Date                                                                  $0.00

     (d)  Credit Enhancement Fee on this Distribution Date                                                 $269,324.94

14.  Delinquency Summary
     -------------------

     Master Trust Receivables Outstanding at the end of January, 2002                               $35,170,443,601.73

                                             Delinquent Amount           Percentage of Ending
      Payment Status                           Ending Balance           Receivables Outstanding
      --------------                           --------------           -----------------------
        30-59 Days                              $832,789,527.33                 2.37%

        60-179 Days                           $1,752,738,922.25                 4.98%

15.  Excess Spread Percentages on this Distribution Date (1)
     ---------------------------------------------------
     (a)  Group One (2)                                                                                          4.66%

     (b)  Series 2000-A (3)                                                                                      5.58%

16.  Net Charge-offs on this Distribution Date (4)
     -----------------------------------------
     Charge-offs net of recoveries as an annualized percentage of Principal Receivables
     at the beginning of January, 2002                                                                           6.75%

17.  Information concerning the MC Purchase Agreement
     ------------------------------------------------
     (a)  Total purchases made pursuant to the MC Purchase Agreement
          Agreement during January, 2002                                                                         $0.00

     (b)  Total Available Commitments at the end of January, 2002                                    $1,120,000,000.00

     (c)  Aggregate amount on deposit in any MC Purchase Account
          at the end of January, 2002                                                                            $0.00

                                            U.S. Bank National Association
                                            as Trustee

                                         BY:
                                            ---------------------------------
                                            Vice President


---------------------------------------------------

(1) Investors should refer only to the higher of the Group Excess Spread Percentage (Item 15(a)) and the Series Excess Spread Percentage (Item 15(b)) in assessing the current performance of the Trust and the Receivables.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by Series Investor Interests for each series in the Group.

(3) Series Excess Spread is equal to (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and any Investment Income for this Series (see Item 3(c)), minus (b) the sum of (i) the product of (A) the Class Invested Amount for such Distribution Date and (B) a fraction, the numerator of which is the Class A Weighted Average Certificate for that Class, and the denominator of which is 360 divided by the actual number of days from and including the immediately preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Series Closing Date) to but excluding the current Distribution Date, (ii) the Investor Servicing Fee (see Item 12(b)), (iii) the Investor Charge-Off Amount (see Item 8(b)), (iv) the Credit Enhancement Fee (see Item 13(d)),
     (v) the Monthly Commitment Fees, (vi) the positive difference, if any, between MC Purchase Account Interest and MC Purchase Account Investment Income, and (vii) tax gross-up amounts, indemnification payments and increased costs, if any, payable to the MC purchasers under the MC Purchase Agreement, in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series at the beginning of the period.

(4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          DISCOVER CARD MASTER TRUST I

                         Series 2000-A Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the 'Pooling & Servicing Agreement') and the Series Supplement, dated as of May 22, 2000 (the 'Series Supplement') by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Series Supplement for the Discover Card Master Trust I, Series 2000-A Master Trust Certificates for the Distribution Date occurring on February 15, 2002:

1.   Discover Bank (formerly Greenwood Trust Company) is Master Servicer under the Pooling and
     Servicing Agreement.

2.   The undersigned is a Servicing Officer of Discover Bank as Master Servicer.

3.   The aggregate amount of Collections processed during January, 2002 is equal to                      $6,512,832,096.21

4.   The aggregate amount of Class A Principal Collections processed during January, 2002 is equal to      $668,762,310.77

5.   The aggregate amount of Class A Finance Charge Collections processed during January, 2002
     is equal to                                                                                            $57,184,006.00

6.   (a)  The aggregate amount of Class A Principal Collections recharacterized as Series Yield
          Collections during January, 2002 is equal to                                                               $0.00

     (b)  The aggregate amount of Class A Additional Funds for this Distribution date is equal to                    $0.00

7.   The sum of all amounts payable to the Class A Certificateholders on the current Distribution
     Date is equal to                                                                                        $6,696,408.10

8.   The sum of all amounts payable for benefit of the Class A Discount Certificateholders on the
     current Distribution Date is equal to                                                                   $6,696,408.10

9.   The sum of all amounts payable to the Class A Extended Certificateholders on the current
     Distribution Date is equal to                                                                                   $0.00

10.  The sum of all amounts payable to the Class A Maturity Certificateholders on the current
     Distribution Date is equal to                                                                                   $0.00

11.  The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall is equal to                                          $0.00

     (b)  with respect to the Class A Cumulative Investor Charged-Off Amount is equal to                             $0.00

     (c)  with respect to the Class A Investor Interest is equal to                                                  $0.00

12.  Attached hereto is a true copy of the statement required to be delivered by the Master
     Servicer on the date of this Certificate to the Trustee pursuant to the section entitled
     Master Servicer's Monthly Certificate of the Series Supplement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of February, 2002.

Series 2000-A                       DISCOVER BANK
                                    as Master Servicer

                                    By:
                                       ----------------------------------------
                                    Vice President, Chief Accounting Officer
                                    and Treasurer


                                       2